U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2003

Commission file number 0-23619

Tarpon Coast Bancorp, Inc.

(Exact name of small business issuer as specified in its charter)

Florida	65-0772718

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1490 Tamiami Trail Port Charlotte, FL 33948-1004

(Address of principal executive offices)

941-629-8111

(Registrant’s telephone number)

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	On August 13, 2003, Tarpon Coast Bancorp, Inc. (the “Company”) received formal notice from its then current certifying accountants, Hill, Barth and King LLC (“HBK”), stating their resignation as the Company’s independent accountants. In their letter of resignation, HBK indicated that they will not be registering with the Public Company Accounting Oversight Board as mandated by the Sarbanes-Oxley Act of 2002 and, accordingly, will be precluded from providing audit services to the Company for the years ending December 31, 2003 and beyond. At its meeting of August 18, 2003, the Board of Directors of the Company resolved to accept the resignation of HBK. At the same meeting the Board of Directors selected the accounting firm of Crowe Chizek and Company LLC as independent auditors for the Company for the 2003 fiscal year. The decision to engage Crowe Chizek and Company LLC was recommended by the Company’s audit committee.

(b)	In connection with their audits of the two most recent fiscal years and during the subsequent interim periods there have been no disagreements with HBK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that if not resolved to the satisfaction of HBK would have caused them to make reference in their report to the matter. This includes any disagreements that were resolved to the satisfaction of HBK.

(c)	HBK’s reports on the financial statements for December 31, 2002 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(d)	The Company has requested that HBK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements made by the Company in response to this Item 4 and, if not, stating the respects in which they do not agree. The Company will file by amendment, as an exhibit to a subsequent Form 8-K current report, a copy of such letter when it is received.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarpon Coast Bancorp, Inc.

Date: August 19, 2003	/s/ Lewis S. Albert

Lewis S. Albert Chief Executive Officer

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